UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 25, 2012

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation: Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 25, 2012, Helmerich & Payne, Inc. (“Registrant”) and Helmerich & Payne International Drilling Co. entered into a Credit Agreement with Wells Fargo Bank, National Association, as an Issuing Lender and Administrative Agent for a syndicate of other financial institutions.  The Credit Agreement provides for a $300 million senior unsecured revolving credit facility (“Facility”) available for borrowings with a sublimit of $100 million for issuance of letters of credit.  The Facility contains an accordion feature which can allow the Facility to expand by up to an additional $200 million subject to lender approval.  Borrowings under the line will accrue interest based on spreads over either the London Interbank Offered Rate (LIBOR) or a bank Base rate.  Spreads over each loan are pre-determined according to the Company’s Funded Debt ratio. Financial covenants in the Facility restrict Helmerich & Payne, Inc. to a total debt to total capitalization ratio of less than 50 percent and earnings before interest, taxes, depreciation and amortization must be a minimum of three times consolidated interest expense on a rolling 12 month basis.  To date, no borrowings have been made under the Facility.  Borrowed funds are to be used for general corporate purposes including the funding of capital expenditures.  The description above is a summary and is qualified in its entirety by the Credit Agreement which is incorporated herein by reference and attached to this report as Exhibit 10.1.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated May 25, 2012, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: May 31, 2012